News Release

HOPE BANCORP APPOINTS RETIRING KPMG NATIONAL PARTNER JOON K. KIM
TO BOARD OF DIRECTORS

LOS ANGELES - September 24, 2019 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today announced the appointment of Joon K. Kim to the Board of Directors of the Company and its wholly owned subsidiary, Bank of Hope, effective October 1, 2019. Kim will serve as a member of the Board Risk Committee, Directors Loan Committee and IT Committee. This appointment increases the membership of the Board of Directors from 14 to 15.

Kim, age 60, is a Certified Public Accountant and National Partner in Charge of KPMG LLP’s Korean practice since 2005. Having joined the firm in 1983, he was promoted to a Partner in 1999 and has led financial statement audits, operational reviews, credit risk management reviews, performance improvement, regulatory and internal control advisements across a broad spectrum of industries, including banking, electronics, automotive, trading and distribution. Kim has also performed strategic consulting projects for international corporations with an emphasis on preparing for disruptive technologies and a rapidly changing global environment. He is scheduled to retire from KPMG on September 30, 2019 in accordance with firm’s mandatory retirement policy. Previously, Kim served as a field examiner for the California Department of Business Oversight, formerly known as California State Department of Corporations from 1981 to 1983. He is a frequent speaker in the U.S. and Korea on accounting and audit issues and is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Kim earned his B.S. degree in Business Administration from the Haas School of Business at the University of California, Berkeley.

“We are delighted to welcome Joon to our Board of Directors,” said Kevin S. Kim, Chairman, President and Chief Executive Officer of Hope Bancorp, Inc. “With his relevant experience with financial institutions and bilingual and bicultural background, we believe Joon is a superb fit for our Board. I look forward to his active participation and valued contributions as we strive to strengthen our positioning as a leading, regional Asian-American bank.”

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $15.3 billion in total assets as of June 30, 2019. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 58 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Georgia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

Forward-Looking Statements

Some statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; and regulatory risks associated with current and future regulations. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

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Contacts:

Angie Yang SVP, Director of Investor Relations & Corporate Communications 213-251-2219 angie.yang@bankofhope.com